EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
December 7, 2021	fcooper@tollbrothers.com

Toll Brothers Reports FY 2021 4th Quarter Results

FORT WASHINGTON, PA, December 7, 2021 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its fourth quarter ended October 31, 2021.

FY 2021’s Fourth Quarter Financial Highlights (Compared to FY 2020's Fourth Quarter):
•Net income and earnings per share were $374.3 million and $3.02 per share diluted, compared to net income of $199.3 million and $1.55 per share diluted in FY 2020’s fourth quarter.
•Pre-tax income was $499.7 million, compared to $267.0 million in FY 2020’s fourth quarter.
•Home sales revenues were $2.95 billion, up 18% compared to FY 2020’s fourth quarter; delivered homes were 3,341, up 14%.
•Net signed contract value was $3.00 billion, up 10% compared to FY 2020’s fourth quarter; contracted homes were 2,957, down 13%.
•Backlog value was $9.50 billion at fourth quarter end, up 49% compared to FY 2020’s fourth quarter; homes in backlog were 10,302, up 32%.
•Home sales gross margin was 23.5%, compared to FY 2020’s fourth quarter home sales gross margin of 20.1%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 25.9%, compared to FY 2020’s fourth quarter adjusted home sales gross margin of 24.0%.
•SG&A, as a percentage of home sales revenues, was 8.8%, compared to 9.9% in FY 2020’s fourth quarter.
•Income from operations was $440.7 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $63.5 million.
•The Company repurchased approximately 1.73 million shares at an average price of $59.49 per share for a total purchase price of approximately $103.2 million.

Full FY 2021 Financial Highlights (Compared to Full FY 2020):
•Net income was $833.6 million, and earnings per share were $6.63 diluted, compared to net income of $446.6 million and $3.40 per share diluted in FY 2020.
•Pre-tax income was $1.10 billion, compared to $586.9 million in FY 2020.
•Home sales revenues were $8.43 billion, up 22% compared to FY 2020; delivered homes were 9,986, up 18%.
•Net signed contract value was $11.54 billion, up 44% compared to FY 2020; contracted homes were 12,472, up 26%.
•Home sales gross margin was 22.5%, compared to FY 2020’s home sales gross margin of 20.2%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 25.0%, compared to FY 2020’s adjusted home sales gross margin of 23.5%.
•SG&A, as a percentage of home sales revenues, was 10.9%, compared to 12.5% in FY 2020.
•Income from operations was $1.02 billion.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $164.3 million.
•The Company repurchased approximately 7.42 million shares at an average price of $50.97 per share for a total purchase price of approximately $378.3 million.

Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are very pleased with our fourth quarter results, which cap an extraordinary year of record revenues, earnings, contracts and backlog value for Toll Brothers. In the fourth quarter, we grew home sales revenues by 18%, achieved an adjusted gross margin of 25.9%, and nearly doubled our pre-tax income and earnings per share from one year ago. In addition, we continued to improve the capital efficiency of our land acquisition strategy, with optioned lots now representing 55% of our 80,900 total lots at quarter end, up from 43% one year ago. Our fourth quarter results, combined with our strategy of driving capital and operating efficiency, contributed to an 830 basis point increase in our full year return on beginning equity to 17.1%.
“Demand remains very strong. The housing market continues to benefit from solid fundamentals, including favorable demographics, pent up demand from over a decade of underproduction of new homes, low mortgage rates, a tight resale market, and permanent changes to the way Americans view life, work and home. We believe these trends will continue to drive strong demand for our first-time, move-up and active adult communities well into the future.
“We, like the rest of the industry, continue to be challenged by significant supply chain and labor constraints that are extending delivery times for our homes. Notwithstanding these issues, which we expect to continue for the foreseeable future, we project 20% revenue growth in FY 2022.
“In a year of record sales, we increased our community count by 7% to 340 communities at fiscal year end. We continue to project 10% community count growth by FYE 2022 and currently own or control enough land for additional meaningful growth in FY 2023. Based on the strong pricing embedded in our all-time record backlog of $9.5 billion, we project a 250 basis point improvement in full year adjusted gross margin, which we expect to be second half weighted as peak lumber prices from the spring of 2020 flow through our first half deliveries. Driven in part by our permanent pivot to a more capital efficient land strategy, we are also projecting a further significant increase in our return on beginning equity to well over 20%.”

First Quarter and FY 2022 Financial Guidance:
	First Quarter	Full Fiscal Year 2022
Deliveries	2,000 units	11,250 - 12,000 units
Average Delivered Price per Home	$865,000 - $885,000	$875,000 - $895,000
Adjusted Home Sales Gross Margin	25.5%	27.5%
SG&A, as a Percentage of Home Sales Revenues	14.1%	10.5%
Period-End Community Count	325	375
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$30 million	$100 million
Tax Rate	26.0%	26.0%

Financial Highlights for the three months ended October 31, 2021 and 2020 (unaudited):
	2021	2020
Net Income	$374.3 million, or $3.02 per share diluted	$199.3 million, or $1.55 per share diluted
Pre-Tax Income	$499.7 million	$267.0 million
Pre-Tax Inventory Impairments	$10.5 million	$33.9 million
Home Sales Revenues	$2.95 billion and 3,341 units	$2.50 billion and 2,940 units
Net Signed Contracts	$3.00 billion and 2,957 units	$2.74 billion and 3,407 units
Net Signed Contracts per Community	8.9 units	10.8 units
Quarter-End Backlog	$9.50 billion and 10,302 units	$6.37 billion and 7,791 units
Average Price per Home in Backlog	$922,100	$818,200
Home Sales Gross Margin	23.5%	20.1%
Adjusted Home Sales Gross Margin	25.9%	24.0%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	2.0%	2.5%
SG&A, as a percentage of Home Sales Revenues	8.8%	9.9%
Income from Operations	$440.7 million, or 14.5% of total revenues	$260.6 million, or 10.2% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$63.5 million	$11.2 million
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	4.6%	5.4%
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	1.3%	2.7%

Financial Highlights for the fiscal year ended October 31, 2021 and 2020 (unaudited):
	2021	2020
Net Income	$833.6 million, or $6.63 per share diluted	$446.6 million, or $3.40 per share diluted
Pre-Tax Income*	$1.10 billion	$586.9 million
Pre-Tax Inventory Impairments	$26.5 million	$55.9 million
Home Sales Revenues	$8.43 billion and 9,986 units	$6.94 billion and 8,496 units
Net Signed Contracts	$11.54 billion and 12,472 units	$8.00 billion and 9,932 units
Home Sales Gross Margin	22.5%	20.2%
Adjusted Home Sales Gross Margin	25.0%	23.5%
SG&A, as a percentage of Home Sales Revenues	10.9%	12.5%
Income from Operations	$1.02 billion, or 11.6% of total revenues	$550.3 million, or 7.8% of total revenues
Other Income, Income from Unconsolidated Entities, and Land Sales Gross Profit	$164.3 million	$51.1 million
*Pre-tax income in the fiscal year ended October 31, 2021 includes charges of $35.2 million for the early retirement of debt.

Additional Information:
•The Company ended its FY 2021 fourth quarter with approximately $1.64 billion in cash and cash equivalents, compared to $1.37 billion at FYE 2020 and $946.1 million at FY 2021’s third quarter end. At FY 2021 fourth quarter end, the Company also had $1.81 billion available under its $1.905 billion bank revolving credit facility, substantially all of which is scheduled to mature in November 2026.
•On October 22, 2021, the Company paid its quarterly dividend of $0.17 per share to shareholders of record at the close of business on October 8, 2021.
•Stockholders' Equity at FY 2021 fourth quarter end was $5.30 billion, compared to $4.88 billion at FYE 2020.
•FY 2021's fourth quarter-end book value per share was $44.08 per share, compared to $38.53 at FYE 2020.
•The Company ended its FY 2021 fourth quarter with a debt-to-capital ratio of 40.2%, compared to 41.6% at FY 2021’s third quarter end and 44.8% at FYE 2020. The Company ended FY 2021’s fourth quarter with a net debt-to-capital ratio(1) of 25.1%, compared to 33.1% at FY 2021’s third quarter end, and 33.3% at FYE 2020.
•The Company ended FY 2021’s fourth quarter with approximately 80,900 lots owned and optioned, compared to 79,500 one quarter earlier, and 63,200 one year earlier. Approximately 45% or 36,100, of these lots were owned, of which approximately 17,200 lots, including those in backlog, were substantially improved.
•In the fourth quarter of FY 2021, the Company spent approximately $290.7 million on land to purchase approximately 2,537 lots.
•The Company ended FY 2021’s fourth quarter with 340 selling communities, compared to 314 at FY 2021’s third quarter end and 317 at FY 2020’s fourth quarter end.
•The Company repurchased approximately 1.7 million shares of its common stock during the quarter at an average price of $59.49 per share for an aggregate purchase price of approximately $103.2 million. In the fiscal year ended October 31, 2021, the Company repurchased approximately 7.4 million shares of its common stock at an average price of $50.97 per share for an aggregate purchase price of approximately $378.3 million.
•On October 31, 2021 the Company extended the maturity date of $1.78 billion of the $1.905 billion of revolving loans and commitments under its revolving credit facility from November 1, 2025 to November 1, 2026, with the remaining $125 million of revolving loans and commitments expiring on November 1, 2025. Also on October 31, 2021, the Company extended the maturity date of $584.4 million of its outstanding term loans from November 1, 2025 to November 1, 2026, with $101.6 million of term loans remaining due on November 1, 2025. No other provisions of either agreement were modified.
•On November 15, 2021, the Company repaid all $410 million of outstanding principal amount of its 5.875% senior notes due in February 2022.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 8:30 a.m. (EST) Wednesday, December 8, 2021, to discuss these results and its outlook for the first quarter and FY 2022. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company was founded over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, golf course development, smart home technology, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations.
2021 marks the 10th year Toll Brothers has been named to FORTUNE magazine’s World’s Most Admired Companies® list. Toll Brothers has been honored as Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year by Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).

FORWARD-LOOKING STATEMENTS
Information presented herein for the fourth quarter ended October 31, 2021 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy and on our business; expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the ongoing effects of the Covid-19 pandemic, which remain highly uncertain, cannot be predicted and will depend upon future developments, including the duration of the pandemic, the impact of mitigation strategies taken by applicable government authorities, the continued availability and effectiveness of vaccines, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;

•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2020 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	October 31, 2021	October 31, 2020
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,638,494	$1,370,944
Inventory	7,915,884	7,658,906
Property, construction and office equipment, net	310,455	316,125
Receivables, prepaid expenses and other assets	738,078	956,294
Mortgage loans held for sale	247,211	231,797
Customer deposits held in escrow	88,627	77,291
Investments in unconsolidated entities	599,101	430,701
Income taxes receivable		23,675
	$11,537,850	$11,065,733

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,011,534	$1,147,955
Senior notes	2,403,989	2,661,718
Mortgage company loan facility	147,512	148,611
Customer deposits	636,379	459,406
Accounts payable	562,466	411,397
Accrued expenses	1,220,235	1,110,196
Income taxes payable	215,280	198,974
Total liabilities	6,197,395	6,138,257

Equity:
Stockholders’ Equity
Common stock	1,279	1,529
Additional paid-in capital	714,453	717,272
Retained earnings	4,969,839	5,164,086
Treasury stock, at cost	(391,656)	(1,000,454)
Accumulated other comprehensive income (loss)	1,109	(7,198)
Total stockholders' equity	5,295,024	4,875,235
Noncontrolling interest	45,431	52,241
Total equity	5,340,455	4,927,476
	$11,537,850	$11,065,733

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended October 31,				Twelve Months Ended October 31,
	2021		2020		2021		2020
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,950,417		$2,495,974		$8,431,746		$6,937,357
Land sales and other	90,963		49,693		358,615		140,302
	3,041,380		2,545,667		8,790,361		7,077,659

Cost of revenues:
Home sales	2,256,044	76.5%	1,993,895	79.9%	6,538,454	77.5%	5,534,103	79.8%
Land sales and other	86,473	95.1%	44,895	90.3%	309,007	86.2%	125,854	89.7%
	2,342,517		2,038,790		6,847,461		5,659,957

Gross margin - home sales	694,373	23.5%	502,079	20.1%	1,893,292	22.5%	1,403,254	20.2%
Gross margin - land sales and other	4,490	4.9%	4,798	9.7%	49,608	13.8%	14,448	10.3%

Selling, general and administrative expenses	258,199	8.8%	$246,306	9.9%	922,023	10.9%	867,442	12.5%
Income from operations	440,664		260,571		1,020,877		550,260

Other:
Income (loss) from unconsolidated entities	45,722		(4,356)		74,035		948
Other income - net	13,303		10,776		40,614		35,693
Expenses related to early retirement of debt	—		—		(35,211)		—
Income before income taxes	499,689		266,991		1,100,315		586,901
Income tax provision	125,359		67,674		266,688		140,277
Net income	$374,330		$199,317		$833,627		$446,624
Per share:
Basic earnings	$3.06		$1.57		$6.72		$3.43
Diluted earnings	$3.02		$1.55		$6.63		$3.40
Cash dividend declared	$0.17		$0.11		$0.62		$0.44
Weighted-average number of shares:
Basic	122,218		127,310		124,100		130,095
Diluted	124,057		128,892		125,807		131,247

Effective tax rate	25.1%		25.3%		24.2%		23.9%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2021	2020	2021	2020
Inventory impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$10,528	$33,574	$25,425	$55,208
Cost of home sales - operating communities	10	375	1,110	675
	$10,538	$33,949	$26,535	$55,883

Depreciation and amortization	$22,312	$22,173	$76,250	$68,873
Interest incurred	$36,280	$40,983	$153,933	$172,530
Interest expense:
Charged to home sales cost of sales	$59,825	$63,097	$187,237	$174,375
Charged to land sales and other cost of sales	890	1,319	4,372	5,443
Charged to other income - net	—	—	—	2,440
	$60,715	$64,416	$191,609	$182,258

Home sites controlled:			October 31, 2021	October 31, 2020
Owned			36,099	36,105
Optioned			44,768	27,077
			80,867	63,182

Inventory at October 31, 2021 and October 31, 2020 consisted of the following (amounts in thousands):

	October 31, 2021	October 31, 2020
Land and land development costs	$2,229,550	$2,094,775
Construction in progress	4,973,609	4,848,647
Sample homes	265,402	398,053
Land deposits and costs of future development	447,323	317,431
	$7,915,884	$7,658,906

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
REVENUES
North	708	756	$539.5	$524.3	$762,100	$693,500
Mid-Atlantic	508	423	413.2	288.9	$813,300	$683,100
South	599	534	394.5	350.4	$658,600	$656,200
Mountain	847	701	640.0	509.8	$755,700	$727,200
Pacific	607	515	842.4	804.8	$1,387,700	$1,562,700
Traditional Home Building	3,269	2,929	2,829.6	2,478.2	$865,600	$846,100
City Living	72	11	120.9	18.0	$1,679,100	$1,633,900
Corporate and other			(0.1)	(0.2)
Total home sales	3,341	2,940	2,950.4	2,496.0	$883,100	$849,000
Land sales and other			91.0	49.7
Total consolidated			$3,041.4	$2,545.7

CONTRACTS
North	552	777	$479.8	$567.4	$869,200	$730,200
Mid-Atlantic	343	459	340.0	351.4	$991,200	$765,700
South	661	720	573.4	458.3	$867,500	$636,500
Mountain	881	1,002	823.2	726.9	$934,400	$725,400
Pacific	488	430	716.5	609.1	$1,468,200	$1,416,500
Traditional Home Building	2,925	3,388	2,932.9	2,713.1	$1,002,700	$800,800
City Living	32	19	66.3	25.6	$2,073,400	$1,348,200
Total consolidated	2,957	3,407	$2,999.2	$2,738.7	$1,014,300	$803,800

BACKLOG
North	1,724	1,906	$1,465.9	$1,369.1	$850,300	$718,300
Mid-Atlantic	1,053	990	1,004.5	770.4	$954,000	$778,200
South	2,470	1,488	1,965.2	1,038.4	$795,600	$697,900
Mountain	3,598	2,274	3,021.9	1,670.7	$839,900	$734,700
Pacific	1,444	1,044	2,013.3	1,387.1	$1,394,300	$1,328,600
Traditional Home Building	10,289	7,702	9,470.8	6,235.7	$920,500	$809,600
City Living	13	89	28.3	138.9	$2,173,000	$1,560,300
Total consolidated	10,302	7,791	$9,499.1	$6,374.6	$922,100	$818,200

	Twelve Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
REVENUES
North	2,273	2,010	$1,645.7	$1,364.8	$724,000	$679,000
Mid-Atlantic	1,400	1,271	1,072.3	845.6	$765,900	$665,300
South	1,783	1,566	1,183.3	1,041.2	$663,700	$664,900
Mountain	2,732	2,219	2,003.0	1,535.8	$733,200	$692,100
Pacific	1,566	1,334	2,156.1	2,029.9	$1,376,800	$1,521,700
Traditional Home Building	9,754	8,400	8,060.4	6,817.3	$826,400	$811,600
City Living	232	96	370.8	120.9	$1,598,300	$1,259,400
Corporate and other			0.5	(0.8)
Total home sales	9,986	8,496	8,431.7	6,937.4	$844,400	$816,500
Land sales and other			358.6	140.3
Total consolidated			$8,790.3	$7,077.7

CONTRACTS
North	2,091	2,174	$1,741.4	$1,552.4	$832,800	$714,100
Mid-Atlantic	1,463	1,473	1,306.1	1,075.3	$892,800	$730,000
South	2,765	2,006	2,109.6	1,320.1	$763,000	$658,100
Mountain	4,031	2,802	3,341.4	2,008.2	$828,900	$716,700
Pacific	1,966	1,404	2,781.7	1,929.6	$1,414,900	$1,374,400
Traditional Home Building	12,316	9,859	11,280.2	7,885.6	$915,900	$799,800
City Living	156	73	259.7	109.5	$1,664,700	$1,500,000
Total consolidated	12,472	9,932	$11,539.9	$7,995.1	$925,300	$805,000

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and twelve-month periods ended October 31, 2021 and 2020, and for backlog at October 31, 2021 and 2020 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2021	2020	2021	2020	2021	2020
Three months ended October 31,
Revenues	6	3	$17.3	$12.6	$2,889,900	$4,186,400
Contracts	4	5	$10.0	$15.8	$2,488,200	$3,152,400

Twelve months ended October 31,
Revenues	32	44	$88.5	$139.6	$2,766,700	$3,172,400
Contracts	29	22	$81.7	$73.3	$2,819,000	$3,329,800

Backlog at October 31,	1	4	$3.2	$10.0	$3,199,800	$2,496,000

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended October 31,		Twelve Months Ended October 31,
		2021	2020	2021	2020
	Revenues - home sales	$2,950,417	$2,495,974	$8,431,746	$6,937,357
	Cost of revenues - home sales	2,256,044	1,993,895	6,538,454	5,534,103
	Home sales gross margin	694,373	502,079	1,893,292	1,403,254
Add:	Interest recognized in cost of revenues - home sales	59,825	63,097	187,237	174,375
	Inventory write-downs	10,538	33,949	26,535	55,883
	Adjusted home sales gross margin	$764,736	$599,125	$2,107,064	$1,633,512

	Home sales gross margin as a percentage of home sale revenues	23.5%	20.1%	22.5%	20.2%

	Adjusted home sales gross margin as a percentage of home sale revenues	25.9%	24.0%	25.0%	23.5%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected first quarter and full FY 2022 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the first quarter and full FY 2022. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our first quarter and full FY 2022 home sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		October 31, 2021	July 31, 2021	October 31, 2020
	Loans payable	$1,011,534	$1,036,632	$1,147,955
	Senior notes	2,403,989	2,403,576	2,661,718
	Mortgage company loan facility	147,512	148,655	148,611
	Total debt	3,563,035	3,588,863	3,958,284
	Total stockholders' equity	5,295,024	5,034,913	4,875,235
	Total capital	$8,858,059	$8,623,776	$8,833,519
	Ratio of debt-to-capital	40.2%	41.6%	44.8%

	Total debt	$3,563,035	$3,588,863	$3,958,284
Less:	Mortgage company loan facility	(147,512)	(148,655)	(148,611)
	Cash and cash equivalents	(1,638,494)	(946,097)	(1,370,944)
	Total net debt	1,777,029	2,494,111	2,438,729
	Total stockholders' equity	5,295,024	5,034,913	4,875,235
	Total net capital	$7,072,053	$7,529,024	$7,313,964
	Net debt-to-capital ratio	25.1%	33.1%	33.3%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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